UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________
FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2018

_______________________
UNIVEST CORPORATION OF PENNSYLVANIA
(Exact name of registrant as specified in its charter)

_______________________

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
14 North Main Street, Souderton, Pennsylvania 18964
(Address of principal executive office)(Zip Code)
Registrant’s telephone number, including area code (215) 721-2400
Not applicable
(Former name or former address, if changed since last report)

 _______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 28, 2018, Mark A. Schlosser, a Class I Director of Univest Corporation of Pennsylvania (the “Corporation”), provided the Corporation with notice of his intention to retire at the expiration of his current term on April 17, 2018, the date of the Corporation’s 2018 Annual Meeting of Shareholders. Mr. Schlosser’s retirement did not result from a disagreement on any matter relating to the Corporation’s operations, policies or practices.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

By:	/s/ Roger S. Deacon
Name:	Roger S. Deacon
Title:	Senior Executive Vice President, Chief Financial Officer
Date: February 28, 2018